UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2007

CAREGUIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-22319	16-1476509
(Commission File No.)	(IRS Employer Identification No.)

4401 N.W. 124th Avenue

Coral Springs, Florida 33065

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 796-3714

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 13, 2007, CareGuide, Inc. (the “Company”) issued a press release announcing its financial results for the three and nine months ended September 30, 2007. A copy of this press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2. of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, and Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

In the press release, the Company uses earnings from continuing operations before interest and investment gains or losses, taxes, depreciation and amortization, or EBITDA from continuing operations, as a measure of performance. EBITDA (loss) from continuing operations is a non-GAAP financial measure. Given that EBITDA from continuing operations is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, EBITDA from continuing operations may not be comparable to other similarly titled measures of other companies.

The Company provides non-GAAP financial information such as EBITDA from continuing operations in order to provide meaningful supplemental information regarding its operational performance and to enhance its investors’ overall understanding of its core current financial performance and its prospects for the future. Management believes that EBITDA from continuing operations is a supplemental tool often used by investors and analysts to analyze and compare companies. The Company has historically provided EBITDA from continuing operations to its investors, and therefore the Company believes that presenting this non-GAAP financial measure also provides consistency in its financial reporting.

EBITDA from continuing operations has limitations as an analytical tool, and therefore investors should not consider it in isolation or as a substitute for analyses of the Company’s results as reported under GAAP. In order to effectively use EBITDA from continuing operations, investors should consider increasing or decreasing trends in this measure. Investors should always consider the Company’s net income, operating income and net income from continuing operations, in conjunction with EBITDA from continuing operations. When evaluating EBITDA from continuing operations, investors should consider some of its limitations, including the following:

•	EBITDA from continuing operations does not reflect the Company’s cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA from continuing operations does not reflect changes in, or cash requirements for, the Company’s working capital needs;

•

EBITDA from continuing operations does not reflect depreciation or amortization, and although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA from continuing operations does not reflect any cash requirements for such replacements;

•	EBITDA from continuing operations does not reflect tax payments, and because the payment of taxes is a necessary element of the Company’s operations, any measure that excludes tax expense has material limitations;

•

EBITDA from continuing operations does not reflect the impact of earnings or charges resulting from business operations that the Company has categorized as discontinued operations, and because it exits certain businesses from time to time this has material limitations on its usefulness as a comparative measure; and

•	Other companies in the Company’s industry may calculate EBITDA from continuing operations differently than it does, limiting its usefulness as a comparative measure.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
99.1	Press Release, dated November 13, 2007, “CareGuide Announces Third Quarter 2007 Financial Results.”

                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2007	CAREGUIDE, INC. By: /s/ Thomas L. Tran Thomas L. Tran Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Press Release, dated November 13, 2007, “CareGuide Announces Third Quarter 2007 Financial Results.”